===========================================================================

                    SECURITIES AND EXCHANGE COMMISSION

                           Washington, DC  20549



                                FORM 8-K/A


                              AMENDMENT NO. 1



                        AMENDMENT TO CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES EXCHANGE ACT OF 1934



     Date of Report (Date of earliest event reported): March 10, 1997



                            KUHLMAN CORPORATION
          (Exact Name of Registrant as Specified in its Charter)




     Delaware                     1-7695                   58-2058047
(State or other          (Commission File Number)        (IRS Employer
Jurisdiction of                                       Identification No.)
Incorporation)

            3 Skidaway Village Square, Savannah, Georgia    31411
              (Address of Principal Executive Office)     (Zip Code)

    Registrant's telephone number, including area code: (912) 598-7809





                              Not Applicable
       (Former Name or Former Address, if Changed Since Last Report)

===============================================================================

 Item 7.Financial Statements, Pro Forma Financial Information and Exhibits.

        (a)     Financial Statements of Business Acquired
                   See Index to Financial Statements and Pro Forma Financial Information on page F-1 and pages referenced thereon.

        (b)     Pro Forma Financial Information
                   See Index to Financial Statements and Pro Forma Financial Information on page F-1 and pages referenced thereon.

        (c)     Exhibits

        (2)(a) Asset Purchase Agreement among Kuhlman Corporation, Transpro Group, Inc., Kysor Industrial Corporation, and certain subsidiaries of Kysor Industrial Corporation dated as of February 2, 1997 [Incorporated by reference to Exhibit 2 to
                Schedule 14D-9 of Kysor Industrial Corporation dated February 7, 1997 (SEC File No. 1-8973)].

        (23)(a) Consent of Coopers and Lybrand LLP

                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       KUHLMAN CORPORATION
                                       (Registrant)

                                       By: /s/  Robert S. Jepson, Jr.
                                       ------------------------------
                                           Robert S. Jepson, Jr.
                                           Chairman and Chief Executive Officer



Dated: May 15, 1997

                       KUHLMAN CORPORATION


                  INDEX TO FINANCIAL STATEMENTS
               AND PRO FORMA FINANCIAL INFORMATION


 KYSOR TRANSPORTATION PRODUCTS GROUP

Index . . . . . . . . . . . . . . . . . . . . .  F-2

Independent Auditors' Report. . . . . . . . . .  F-3

Combined Balance Sheet as of December 31, 1996.  F-4

Combined Statement of Income for the
    year ended December 31, 1996. . . . . . . .  F-5

Combined Statement of Cash Flows for the
    year ended December 31, 1996. . . . . . . .  F-6

Notes to Combined Financial Statements  . . . .  F-7 through F-19



KUHLMAN CORPORATION AND SUBSIDIARIES AND KYSOR TRANSPORTATION
PRODUCTS GROUP

Transaction Summary . . . . . . . . . . . . . .  F-20

Unaudited Pro Forma Condensed Combined
    Balance Sheet as of December 31, 1996 . . .  F-21

Unaudited Pro Forma Condensed Combined
    Statement of Income for the year ended
    December 31, 1996 . . . . . . . . . . . . .  F-22

Notes to Unaudited Pro Forma Condensed
    Combined Financial Statements . . . . . . .  F-23 through F-24

Kysor Transportation Products Group
Index

                                                             Pages

Report of Independent Accountants. . . . . . . . . . . . . . . 1



Financial Statements:

   Combined Balance Sheet. . . . . . . . . . . . . . . . . . . 2

   Combined Statement of Income. . . . . . . . . . . . . . . . 3

   Combined Statement of Cash Flows. . . . . . . . . . . . . . 4

   Notes to Combined Financial Statements. . . . . . . . . .5-17

Report of Independent Accountants



To the Board of Directors of
Scotsman Industries, Inc.:

We have audited the accompanying combined balance sheet of Kysor Transportation Products Group (a former segment of Kysor Industrial Corporation, as described in basis of presentation,
Note 1) as of December 31, 1996 and the related combined statements of income and cash flows for the year then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.
An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Kysor Transportation Products Group as of December 31, 1996 and the combined results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

As discussed in Note 13, Kysor Industrial Corporation's common and preferred stock were acquired in March 1997 in a purchase transaction for an aggregate price of approximately $309 million. Concurrent with this transaction, Kysor Transportation Products Group was sold by the acquirer to a third party for an aggregate price of approximately $86 million plus the assumption of certain liabilities.



COOPERS & LYBRAND L.L.P.



Detroit, Michigan
February 3, 1997

Kysor Transportation Products Group
Combined Balance Sheet
as of December 31, 1996
(amounts in thousands)


                               ASSETS
Current assets:
    Cash and cash equivalents . . . . . . . . . . . . . . . .  $  1,443
    Accounts receivable, less $743 allowance
      for doubtful accounts . . . . . . . . . . . . . . . . .    15,670
    Inventory   . . . . . . . . . . . . . . . . . . . . . . .    12,859
    Prepaid expenses  . . . . . . . . . . . . . . . . . . . .       701
    Deferred income taxes . . . . . . . . . . . . . . . . . .     3,104
                                                               --------
         Total current assets . . . . . . . . . . . . . . . .    33,777
                                                               --------
Property, plant and equipment, net  . . . . . . . . . . . . .    27,986

Other assets:
    Goodwill, patents and other intangibles
       (net of amortization of $2,783)  . . . . . . . . . . .     2,084
    Cash value of officers' life insurance  . . . . . . . . .       735
    Deferred income taxes . . . . . . . . . . . . . . . . . .     2,510
    Prepaid pension and other assets  . . . . . . . . . . . .     3,384
                                                               --------
         Total other assets . . . . . . . . . . . . . . . . .     8,713
                                                               --------
         Total assets . . . . . . . . . . . . . . . . . . . .  $ 70,476
                                                               ========

                  LIABILITIES AND KYSOR INDUSTRIAL
              CORPORATION NET INVESTMENT AND ADVANCES

Current liabilities:
    Current maturities of long-term debt  . . . . . . . . . .  $  1,069
    Accounts payable  . . . . . . . . . . . . . . . . . . . .     5,897
    Accrued expenses and contingent liabilities . . . . . . .    11,069
                                                               --------
         Total current liabilities. . . . . . . . . . . . . .    18,035

Long-term debt, less current maturities . . . . . . . . . . .       498
Accumulated post-retirement benefit obligation  . . . . . . .    11,642
Other long-term liabilities . . . . . . . . . . . . . . . . .     1,645
                                                               --------
         Total liabilities  . . . . . . . . . . . . . . . . .    31,820

Kysor Industrial Corporation net investment and advances. . .    38,656
                                                               --------
         Total liabilities and Kysor Industrial Corporation
              net investment and advances . . . . . . . . . .  $ 70,476
                                                               ========

The accompanying notes are an integral part of the combined financial statements.

Kysor Transportation Products Group
Combined Statement of Income
for the year ended December 31, 1996
(amounts in thousands)


 Sales and revenues:
    Net sales   . . . . . . . . . . . . . . . . . . . . . . . .  $ 136,154
    Interest and other revenues . . . . . . . . . . . . . . . .         75
                                                                 ---------
        Total sales and revenues  . . . . . . . . . . . . . . .    136,229
                                                                 ---------
 Costs and expenses:
    Cost of sales   . . . . . . . . . . . . . . . . . . . . . .    104,735
    Selling and administrative expenses . . . . . . . . . . . .     24,863
    Interest expense  . . . . . . . . . . . . . . . . . . . . .        978
    Other expenses  . . . . . . . . . . . . . . . . . . . . . .        328
                                                                 ---------
        Total costs and expenses  . . . . . . . . . . . . . . .    130,904
                                                                 ---------
        Income before income taxes  . . . . . . . . . . . . . .      5,325

 Income taxes . . . . . . . . . . . . . . . . . . . . . . . . .      1,600
                                                                 ---------
         Net income . . . . . . . . . . . . . . . . . . . . . .  $   3,725
                                                                 =========

The accompanying notes are an integral part of the combined financial statements.

Kysor Transportation Products Group
Combined Statement of Cash Flows
for the year ended December 31, 1996
(amounts in thousands)


Cash flows provided (used) by operating activities:
    Net income from continuing operations . . . . . . . . . . . $   3,725
    Adjustments to reconcile net income to net cash
        provided (used) by operating activities:
      Depreciation and amortization . . . . . . . . . . . . . .     5,133
      Provision for losses on accounts receivable . . . . . . .       151
      Gain on sale of fixed assets  . . . . . . . . . . . . . .       144
      Deferred income taxes   . . . . . . . . . . . . . . . . .      (262)
      Unrealized translation gain   . . . . . . . . . . . . . .       208
      Changes in assets and liabilities providing
        (consuming) cash:
             Accounts receivable  . . . . . . . . . . . . . . .    (1,624)
             Inventory  . . . . . . . . . . . . . . . . . . . .     2,135
             Prepaid expenses . . . . . . . . . . . . . . . . .       339
             Accounts payable . . . . . . . . . . . . . . . . .    (1,212)
             Accrued expenses and contingent liabilities  . . .     1,773
                                                                ---------
      Net cash provided by operating activities . . . . . . . .    10,510
                                                                ---------
Cash flows provided (used) by investing activities:
    Additions to property, plant and equipment  . . . . . . . .   (11,608)
    Proceeds from sales of property and equipment . . . . . . .        32
    Decrease in other long-term assets  . . . . . . . . . . . .     1,133
                                                                ---------
      Net cash used by investing activities . . . . . . . . . .   (10,443)
                                                                ---------
Cash flows provided (used) by financing activities:
    Current borrowings  . . . . . . . . . . . . . . . . . . . .       398
    Principal payments against long-term debt . . . . . . . . .      (143)
    Kysor Industrial Corporation net investment and
      advances, net . . . . . . . . . . . . . . . . . . . . . .       (76)
                                                                ---------
      Net cash provided by financing activities . . . . . . . .       179
                                                                ---------
Net increase in cash and cash equivalents . . . . . . . . . . .       246

Cash and cash equivalents, beginning of year  . . . . . . . . .     1,197
                                                                ---------
Cash and cash equivalents, end of year  . . . . . . . . . . . . $   1,443
                                                                =========


The accompanying notes are an integral part of the combined financial statements.

Kysor Transportation Products Group
Notes to Combined Financial Statements

1.     Basis of Presentation:

The accompanying combined financial statements include Kysor Industrial Corporation's Transportation Products Group ("TPG"), a segment of Kysor Industrial Corporation ("Kysor"). TPG includes certain Kysor Industrial Corporation subsidiaries and divisions whose operations consist of the design, manufacture and sale of engine-performance systems, engine-protection systems and components and accessories for heavy-duty trucks, other commercial vehicles and marine equipment. The principal markets for TPG's products include the United States, Europe and the Pacific Rim and customers include original equipment manufacturers and related suppliers. During the year ended December 31, 1996, TPG had sales to a major customer aggregating approximately $26 million.

The accompanying combined financial statements reflect the "carved-out" financial position, results of operations and cash flows of the TPG for the period presented. The combined financial statements have been prepared as if the TPG had operated as a stand-alone entity for the period presented, and include those assets, liabilities, revenues and expenses directly attributable to the TPG operations, as well as certain corporate general and administrative expenses of Kysor which have been allocated to TPG.

The financial information included herein does not necessarily reflect, and it is not practicable for management to estimate what the financial position and results of operations of the TPG would have been had it operated as a stand-alone entity during the period covered, and may not be indicative of future operations or financial position.


2.     Summary of Significant Accounting Policies:

       a. Principles of Combination: The accompanying combined financial statements include the accounts and transactions of TPG. All significant intra-division accounts and transactions have been eliminated in the preparation of the combined financial statements.

       b.  Use of Estimates in the Preparation of Financial Statements:
           The preparation of financial statements in conformity with generally accepted accounting principles requires TPG to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.


2.     Summary of Significant Accounting Policies, continued:

       c. Cash and Cash Equivalents: TPG considers all highly liquid investments with an original maturity of three months or less to be cash and equivalents. TPG participates in a centralized cash management program, managed by Kysor Industrial Corporation.

       d. Foreign Currency Translation: The financial position and results of operations of TPG's foreign entities are measured using the local currency as the functional currency. Assets and liabilities of these subsidiaries are translated at the balance sheet date exchange rate and statement of income accounts are translated in the average rate prevailing during the year.

           Accumulated translation adjustments, which are included as a component of Kysor's net investments and advances in the accompanying combined balance sheet, approximate a $691,000 credit at December 31, 1996.

       e. Inventory: Inventories are generally stated at the lower of first-in, first-out ("FIFO") cost or market. TPG has one subsidiary utilizing the last-in, first-out ("LIFO") method of valuing inventory, the inventory value of which was $847,000 lower than it would have been under FIFO at December 31, 1996.

       f. Property, Plant and Equipment: Property, plant and equipment, including significant betterments to existing facilities, are recorded at cost. Upon retirement or disposal, the cost and accumulated depreciation are removed from the accounts, and any gain or loss is included in income. Maintenance and repair costs are charged to expense as incurred. Depreciation is computed by the straight-line method based on the estimated useful lives of the assets which range from 3 to 40 years.

       g. Goodwill: Goodwill, resulting from the excess of cost over the net assets of purchased companies, is amortized on a straight-line basis over periods not exceeding 20 years.

       h. Income Taxes: The results of TPG's U. S. operations were included in Kysor Industrial Corporation's consolidated U. S. federal and applicable state income tax returns. Income taxes recorded in the accompanying financial statements are attributable to the income taxes that TPG would have incurred on a stand-alone basis calculated on a basis consistent with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

           Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the years in which the differences are expected to reverse.

2.     Summary of Significant Accounting Policies, continued:

       i. Financial Instruments: TPG has cash and equivalents, accounts receivable, accounts payable and long-term debt which are considered financial instruments. The fair values of these financial instruments, as determined through information obtained from banking sources and management estimates, approximate their carrying values.

       j. Pension and Retirement Plans: Annual provisions for pension and retirement plan costs recognize amortization of prior service costs over the expected service period of active employees. Accrued pension costs are funded annually to the extent deductible for federal income tax purposes.

           Post-retirement health and life insurance benefits are accounted for in accordance with Statement of Financial Accounting Standards No. 106, "Employers Accounting for Postretirement Benefits Other Than Pensions."

       k. Environmental Costs: Environmental expenditures that relate to an existing condition caused by past operations, and do not contribute to current or future revenues, are expensed as incurred. Liabilities are recorded when environmental assessments and/or clean-ups are probable and the costs can be reasonably estimated.

       l. Recent Professional Accounting Standards: TPG adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets To Be Disposed Of" effective January 1, 1996. This adoption did not have a material impact on the financial position or the results of operations of TPG.

3.     Inventory:

Components of inventory are as follows at December 31, 1996:

                                                       (amounts in thousands)

       Finished goods . . . . . . . . . . . . . . . . .     $   1,127
       Raw materials  . . . . . . . . . . . . . . . . .         8,591
       Work in process  . . . . . . . . . . . . . . . .         3,141
                                                            ---------
                                                            $  12,859
                                                            =========



4.     Property, Plant and Equipment:

Components of property, plant and equipment are as follows at December 31, 1996:

                                                       (amounts in thousands)
       Land and improvements   . . . . . . . . . . . . . . .  $     677
       Buildings . . . . . . . . . . . . . . . . . . . . . .     11,702
       Machinery and equipment . . . . . . . . . . . . . . .     54,384
                                                              ---------
                 . . . . . . . . . . . . . . . . . . . . . .     66,763

           Less accumulated depreciation   . . . . . . . . .     38,777
                                                              ---------
                                                              $  27,986
                                                              =========


5.     Accrued Expenses and Contingent Liabilities:

Components of accrued expenses and contingent liabilities are as follows at December 31, 1996:


                                                       (amounts in thouands)

       Workers' compensation and liability insurance . . . .  $   5,028
       Compensation  . . . . . . . . . . . . . . . . . . . .      2,419
       Warranty  . . . . . . . . . . . . . . . . . . . . . .      1,257
       Environmental costs   . . . . . . . . . . . . . . . .      1,200
       Other   . . . . . . . . . . . . . . . . . . . . . . .      1,165
                                                              ---------
          Total accrued expenses and contingent liabilities.  $  11,069
                                                              =========



6.     Financing:


                                                     (amounts in thousands)

       Notes payable, principal payments due in
            monthly installments, plus interest
            at rates ranging from 5.0 percent
            to 9.2 percent. . . . . . . . . . . . . . .   $    1,567

         Less current maturities  . . . . . . . . . . .        1,069
                                                          ----------
            Total long-term debt  . . . . . . . . . . .   $      498
                                                          ==========



                                           1997        1998

       Maturities of long-term debt      $ 1,069     $   498


Interest paid on total debt was approximately $100,000 for the year ended December 31, 1996.

Interest expense in the accompanying combined statement of income includes an allocation for interest on corporate debt that was attributable to the operating segments of Kysor. The interest was allocated based on the ratio of net assets of TPG to the sum of total net assets of Kysor plus Kysor's' consolidated debt.

7.     Pension and Retirement Plans:

TPG has several noncontributory defined benefit pension plans and defined contribution plans covering substantially all of its domestic employees. The defined benefit plans provide benefits based on the participant's years of service and compensation or stated amounts for each years' service. TPG's funding policy is to make annual contributions as required by contract or applicable regulations.

Pension cost components were:


                                                                1996
                                                            (amounts in
                                                             thousands)

   Defined benefit plans:

       Service cost benefits earned during period . . . . .   $    996
       Interest cost on projected benefit obligation  . . .      1,792
       Actual investment return on plan assets  . . . . . .     (3,479)
       Net amortization and deferral  . . . . . . . . . . .      1,167
                                                              --------
           Net periodic pension cost  . . . . . . . . . . .   $    476
                                                              ========

Assumptions were:

       Discount rates . . . . . . . . . . . . . . . . . . .       7.5%
       Rates of increase in compensation levels . . . . . .       4.8%
       Expected long-term rate of return on assets. . . . .       8.0%


The following table sets forth the funded status and amounts recognized in TPG's statement of financial position for defined benefit plans:



                                                    Year Ended Dec 31, 1996
                                                    -----------------------
                                                         Plans in Which
                                                    -----------------------
                                                      Assets    Accumulated
                                                      Exceed      Benefits
                                                    Accumulated    Exceed
                                                     Benefits      Assets
                                                    ----------- -----------
                                                     (amounts in thousands)

   Actuarial present value of benefit obligations:
       Vested benefit obligation . . . . . . . . .   $ (19,664)  $    (672)
                                                     ---------   ---------
       Accumulated benefit obligation  . . . . . .   $ (21,137)  $  (1,670)
                                                     ---------   ---------
       Projected benefit obligation. . . . . . . .   $ (25,257)  $  (2,430)
       Plan assets at fair market value  . . . . .      31,292         ---
                                                     ---------   ---------
       Projected benefit obligation
         (in excess of) or less than plan assets .       6,035      (2,430)
       Unrecognized net (gain) or loss . . . . . .      (3,863)        660
       Prior service cost not yet recognized
         in net periodic pension cost  . . . . . .         940          56
       Unrecognized net (asset) obligation . . . .        (683)         69
                                                     ---------   ---------
       Pension asset (liability) recognized in
         the statement of financial position . . .   $   2,429   $  (1,645)
                                                     =========   =========


At December 31, 1996, 100 percent of plan assets was invested in publicly traded stocks, bonds and money market investments.

TPG provides certain defined health care and life insurance benefits for retired employees. All salaried and certain hourly employees may become eligible for these benefits if they reach retirement age while working for TPG. Retiree benefit payments under these plans were $594,000 in 1996.

The components of periodic expenses for the post-retirement benefits were as follows at December 31, 1996:


                                                      (amounts in thousands)

     Service cost, benefits earned during the year . . . .     $   372
     Interest cost on accumulated post-retirement
         benefit obligation  . . . . . . . . . . . . . . .         799
     Net amortization. . . . . . . . . . . . . . . . . . .         (31)
                                                               -------

             Net periodic benefit costs  . . . . . . . . .     $ 1,140
                                                               =======

The actuarial and recorded liabilities for those post-retirement benefits, none of which have been funded, were as follows at December 31, 1996:


                                                        (amounts in thousands)

   Accumulated post-retirement benefit obligation ("APBO"):
        Retirees . . . . . . . . . . . . . . . . . . . . .    $  8,319
        Fully eligible active plan participants  . . . . .       1,208
        Other active participants  . . . . . . . . . . . .       1,498
                                                              --------
             Total APBO  . . . . . . . . . . . . . . . . .      11,025

   Unrecognized net gain . . . . . . . . . . . . . . . . .         617
                                                              --------
              Accrued post-retirement benefit
                  liability at December 31 . . . . . . . .    $ 11,642
                                                              ========


Assumptions used to determine the net periodic post-retirement benefit cost were as follows:


     Discount rate                                  7.5%
     Present health care trend rate (decreasing
       uniformly to the year 2005):
          Under age 65                              8.4%
          Age 65 and older                          7.1%
     Ultimate trend rate in 2005                    5.0%


A one percent increase each year in the health care cost trend rate used would have resulted in a 10.6 percent increase in the aggregate service and interest components of expense for the year ended December 31, 1996, and a 8.2 percent increase in the accumulated post-retirement benefit obligation at December 31, 1996.

8.   Lease Commitments:

TPG leases certain real estate and equipment. In most cases, management expects that in the normal course of business these leases will be renewed or replaced by other leases. TPG has future minimum rental payments required through 2001 under operating leases that have initial or remaining noncancelable lease terms in excess of one year in the following amounts, for the years ended December 31 (in thousands):

       1997                          $  255

       1998                             523

       1999                             493

       2000                             478

       2001                             475

In addition to fixed rentals, certain of these leases require
TPG to pay maintenance, property taxes and insurance. Rental expense charged to operations is as follows for the year ended
December 31, 1996:


                                  (amounts in thousands)


      Minimum rentals                     $   576
      Contingent rentals                      110
                                          -------
           Total                          $   686
                                          =======

9.   Income Taxes:

The provision (credit) for income taxes consists of the following for the year ended December 31, 1996:


                                                  (amounts in thousands)

     Provision (credit) for income taxes consists of the following:
         Currently payable:
           Federal . . . . . . . . . . . . . . . . .   $   1,675
           State and local . . . . . . . . . . . . .         187
                                                       ---------
                                                           1,862
                                                       ---------
         Deferred:
           Federal . . . . . . . . . . . . . . . . .        (231)
           State and local . . . . . . . . . . . . .         (31)
                                                       ---------
                                                            (262)
                                                       ---------
                                                       $   1,600
                                                       =========


     Deferred tax assets:
         Postretirement health care  . . . . . . . .   $   4,416
         Workers' compensation/liability insurance .       1,887
         Warranty  . . . . . . . . . . . . . . . . .         468
         Bad debts . . . . . . . . . . . . . . . . .         280
         Vacation pay. . . . . . . . . . . . . . . .         306
         Slow-moving inventory . . . . . . . . . . .         214
         Environmental costs . . . . . . . . . . . .         436
         Other . . . . . . . . . . . . . . . . . . .         440
                                                       ---------

                                                           8,447
                                                       =========
     Deferred tax liabilities:
         Depreciation. . . . . . . . . . . . . . . .       1,381
         Pension . . . . . . . . . . . . . . . . . .         860
         LIFO reserve at acquisition . . . . . . . .         548
         Other . . . . . . . . . . . . . . . . . . .          44
                                                       ---------
                                                           2,833
                                                       ---------

            Net deferred income tax asset              $   5,614
                                                       =========



9.  Income Taxes, continued:

The following is a reconciliation of tax computed at the U. S.
federal statutory rate to the provision for income taxes allocated to income before income taxes for the year ended
December 31, 1996:


                                                  (amounts in thousands)

     Tax at U. S. federal statutory rate . . . . . . . .    $   1,811
     Utilization of foreign net operating losses
         not previously recognized . . . . . . . . . . .         (481)
     State and local taxes, net of federal tax benefit .          122
     Other . . . . . . . . . . . . . . . . . . . . . . .          148
                                                            ---------
       Income taxes  . . . . . . . . . . . . . . . . . .    $   1,600
                                                            =========

Earnings of foreign subsidiaries generally become taxable upon the remittance of dividends and under certain other circumstances. Provision has not been made for U. S. or additional foreign taxes as these amounts are expected to be immaterial.

10.   Contingent Liabilities:

As previously reported, TPG has been involved in ongoing proceedings relating to environmental contamination at the Cadillac Industrial Park in Cadillac, Michigan (the "Site"). A
U. S. Environmental Protection Administration administrative order was issued in 1995 to Kysor Industrial Corporation and other potentially responsible parties ("PRPs") requiring soil and groundwater remediation at the Site. It is intended that the remediation will be conducted through a joint effort involving other PRPs and a local development finance authority established by the City of Cadillac ("LDFA"), which has sold approximately $7 million of nonrecourse bonds to pay the anticipated capital costs of constructing an area-wide environmental clean-up facility. TPG believes that the bond proceeds received by the LDFA will be adequate to cover the capital costs of the area-wide clean-up facility. If the proceeds are insufficient to pay the required capital costs, TPG and the other PRPs would be responsible for the additional costs pursuant to the pending administrative order. It is anticipated that operating and maintenance costs of the clean-up facility will be shared primarily by the PRPs, including TPG, as well as other parties within the Cadillac Industrial Park pursuant to a special assessment district proposed by the City of Cadillac. The extent of any assessment to TPG cannot be determined at the present time. TPG has reserved its right to seek mixed funding for certain costs related to the clean-up, and will continue to pursue insurance coverage for any costs it may incur at the Site. There has been no determination as to the availability or extent of such funding or insurance coverage.

Other contingent liabilities include various legal actions, proceedings and claims which are pending or which may be instituted or asserted in the future against TPG. For example, in 1994, Kysor Industrial Corporation settled a lawsuit filed by the State of Michigan seeking to recover past response costs, penalties and natural resource damages concerning the Site described above. That settlement did not affect the State's right to pursue additional claims for natural resource damages if certain additional contamination is discovered. To TPG's knowledge, at this juncture no such additional contamination has been detected.

Litigation is subject to many uncertainties, the outcome of individual matters is not predictable with assurance and it is reasonably possible that some of these other legal actions, proceedings and claims could be decided unfavorably to TPG. Although the liability with regard to these matters at December 31, 1996 cannot be ascertained, it is the opinion of management, after conferring with counsel, that any liability resulting from these other matters should not materially affect the consolidated financial position, results of operations or liquidity of TPG at December 31, 1996.

11.   Selling and Administrative Expense Allocations:

The accompanying combined statement of income includes recognition of expenses for direct expenses specifically attributable to TPG incurred on its behalf by Kysor for employee benefit programs, insurance and certain legal matters.

In addition, the accompanying combined statement of income includes an allocation of indirect corporate expenses incurred by Kysor relating to officer and corporate administration salaries and benefits, occupancy expense for corporate headquarters and other indirect corporate expenses. Because specific indication of such expense was not practicable, a proportionate cost allocation was utilized to allocate these expenses to TPG based on its total revenue to Kysor's consolidated total revenue. These allocated costs aggregated approximately $2,742,000 for 1996.

In the opinion of management, these allocations of expenses were made on a reasonable basis. However, they are not necessarily indicative of the level of expenses which may have been experienced on a separate company basis. The amounts that would have been incurred on a separate company basis could differ significantly from the allocated amounts due to economies of scale, differences in management and operational practices or other factors.

12.    Kysor Industrial Corporation Net Investment and Advances:

The following summarizes Kysor's net investment in and advances to TPG for the year ended December 31, 1996:


                                                  (amounts in thousands)

       Balance, beginning of period . . . . . . . . . .  $   34,799
       Net income . . . . . . . . . . . . . . . . . . .       3,725
       Unrealized translation gain  . . . . . . . . . .         208
       Net investment, advances and cash transferred. .         (76)
                                                         ----------
       Balance, end of period . . . . . . . . . . . . .  $   38,656
                                                         ==========


13.    Subsequent Event (Unaudited):

In March 1997, the Kysor Industrial Corporation's common and preferred stock was acquired in a purchase transaction by Scotsman Industries, Inc. ("Scotsman") for an aggregate price of $309 million. Concurrent with the transaction, Scotsman sold TPG (which was formerly reported as a segment of Kysor) to a third party for an aggregate price of $86 million plus the assumption of certain liabilities. The accompanying combined financial statements do not reflect the purchase accounting adjustments required upon the consummation of the transaction.

               UNAUDITED PRO FORMA CONDENSED COMBINED
                        TRANSACTION SUMMARY
    KUHLMAN CORPORATION AND KYSOR TRANSPORTATION PRODUCTS GROUP

     On March 10, 1997, Kuhlman Corporation (the "Company") purchased certain assets of the Transportation Products Group ("Kysor") of Kysor Industrial Corporation, a Michigan corporation traded on the New York Stock Exchange. The purchase price for Kysor was $86,000,000 in cash plus the assumption of approximately $46,000,000 of certain liabilities.

     The unaudited pro forma information included herein presents the combined financial statements of the Company and Kysor. The unaudited pro forma condensed combined balance sheet presents the combined company as of December 31, 1996 assuming the transaction was consummated on that date. The unaudited pro forma condensed combined statement of income presents the combined company for the year ended December 31, 1996 assuming the transaction was consummated at the beginning of the period.

Item 7(b)Pro Forma Financial Information

                            KUHLMAN CORPORATION AND SUBSIDIARIES
                           AND KYSOR TRANSPORTATION PRODUCTS GROUP

                           UNAUDITED PRO FORMA CONDENSED COMBINED
                                        BALANCE SHEET

                                                           Pro Forma   Pro Forma
December 31, 1996                   Kuhlman      Kysor    Adjustments   Combined
--------------------------------------------------------------------------------
In thousands                                        (Note 4)

ASSETS
Current assets
    Cash and cash equivalents . . $   2,209   $   1,443   $    ---    $   3,652
    Accounts receivable, net  . .    70,079      15,670        ---       85,749
    Inventories . . . . . . . . .    52,530      12,859       (714)(a)   64,675
    Other current assets  . . . .    11,312       3,805     (1,560)(b)   13,557
                                  ---------------------------------------------
    Total current assets  . . . .   136,130      33,777     (2,274)     167,633
                                  ---------------------------------------------
Plant and equipment - net . . . .    77,864      27,986     13,000(c)   118,850
                                  ---------------------------------------------
Intangible assets, net  . . . . .    58,326       2,084     50,746(d)   111,156
Other long-term assets  . . . . .     5,096       6,629      1,237 (e)   12,962
                                  ---------------------------------------------
                                  $ 277,416   $  70,476   $ 62,709    $ 410,601
                                  =============================================


LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
   Current portion of long-term
       debt. . . . . . . . . . .  $   2,295   $   1,069   $  5,375(f) $   8,739
    Accounts payable . . . . . .     35,410       5,897        ---       41,307
    Accrued liabilities. . . . .     43,833      11,069     12,352(g)    67,254
                                  ---------------------------------------------
    Total current liabilities. .     81,538      18,035     17,727      117,300
                                  ---------------------------------------------
Long-term debt . . . . . . . . .     92,302         498     80,625(f)   173,425
                                  ---------------------------------------------
Other long-term liabilities. . .     12,002      13,287      3,013(g)    28,302
                                  ---------------------------------------------
    Total liabilities. . . . . .    185,842      31,820    101,365      319,027
                                  ---------------------------------------------

Total shareholders' equity . . .     91,574      38,656    (38,656)(h)   91,574
                                  ---------------------------------------------

                                  $ 277,416   $  70,476   $ 62,709    $ 410,601
                                  =============================================



        The Notes to Unaudited Pro Forma Condensed Combined
         Financial Statements should be read in conjunction
                      with this balance sheet

                            KUHLMAN CORPORATION AND SUBSIDIARIES
                           AND KYSOR TRANSPORTATION PRODUCTS GROUP

                           UNAUDITED PRO FORMA CONDENSED COMBINED
                                     STATEMENT OF INCOME
                            FOR THE YEAR ENDED DECEMBER 31, 1996

                                                                         Pro
                                                            Pro Forma   Forma
                                   Kuhlman       Kysor    Adjustments  Combined
-------------------------------------------------------------------------------
In thousands                                                 (Note 4)

  Net sales. . . . . . . . . . .   $ 456,465   $ 136,154   $    ---   $ 592,619
  Cost of goods sold . . . . . .     355,530     104,735        ---     460,265
                                   --------------------------------------------
    Gross Profit . . . . . . . .     100,935      31,419        ---     132,354

Operating expenses:
Selling, engineering, general and
 administrative  . . . . . . . .      62,524      25,103     (5,201)(i)  82,426
                                   --------------------------------------------

    Operating profit . . . . . .      38,411      6,316       5,201      49,928
                                   --------------------------------------------

    Other income (expense):
    Interest expense, net. . . .      (6,981)      (978)     (5,039)(j) (12,998)
    Other, net . . . . . . . . .      (2,087)       (13)        ---      (2,100)
                                   --------------------------------------------
      Total other income
        (expense), net . . . . .      (9,068)      (991)     (5,039)    (15,098)
                                   --------------------------------------------

    Income before taxes. . . . .      29,343      5,325         162(k)   34,830
    Taxes on income. . . . . . .      12,007      1,600         452      14,059
                                   --------------------------------------------

    Net income . . . . . . . . .   $  17,336  $   3,725   $    (290)   $ 20,771
                                   ============================================

    Earnings per share  -
        fully diluted  . . . . .   $    1.21                           $   1.44
                                   =========                           ========

    Weighted average common shares
        and common stock equivalents -
        fully diluted. . . . . .      14,384                             14,384
                                   =========                           ========




        The Notes to Unaudited Pro Forma Condensed Combined
         Financial Statements should be read in conjunction
                        with this statement

                KUHLMAN CORPORATION AND SUBSIDIARIES
              AND KYSOR TRANSPORTATION PRODUCTS GROUP
                    NOTES TO UNAUDITED PRO FORMA
              CONDENSED COMBINED FINANCIAL STATEMENTS

1. On March 10, 1997, Kuhlman Corporation (the "Company") purchased certain assets of the Transportation Products Group ("Kysor") of Kysor Industrial Corporation, a Michigan corporation traded on the New York Stock Exchange. The purchase price for Kysor was $86,000,000 in cash plus the assumption of approximately $46,000,000 of certain liabilities. The acquisition of Kysor will be accounted for as a purchase and was financed from borrowings under the Company's existing credit facilities.

2. The Company and Kysor operate and report on a calendar year basis. The unaudited pro forma combined condensed financial statements present the financial position and results of operations of the combined businesses as of and for the year ended December 31, 1996. The unaudited pro forma combined condensed financial statements should be read in conjunction with the Company's audited consolidated financial statements as of and for the three years in the period ended December 31, 1996 included in the Company's annual report on Form 10-K for 1996 and Kysor's audited financial statements as of and for the year ended December 31, 1996 included in this current report on Form 8-K/A.

3. The accompanying unaudited pro forma condensed combined balance sheet as of December 31, 1996 has been prepared as if the acquisition of Kysor had been effective on December 31, 1996. The unaudited pro forma combined statement of income for the year ended December 31, 1996 has been prepared as if the acquisition of Kysor had been effective
     January 1, 1996. In the opinion of management, all adjustments necessary to present fairly such pro forma financial statements have been made. The pro forma financial statements are for information purposes only and are not necessarily indicative of the financial condition or results of operations that would have occurred if the acquisition had been consummated as of January 1, 1996.

4.   Explanation of Pro Forma Adjustments

     (a) A decrease in inventory to reflect its fair market value to the Company at the date of acquisition. The reduction in value is attributable to the writedown of inventories associated with the exit of certain product lines with minimal demand and limited future prospects and the Company's policy and strategy with respect to the management of its working capital resources.

     (b) A decrease in other current assets to reflect deferred tax assets that remained with the seller and the write down of deferred tooling expenditures consistent with Company policy to expense such activity.

     (c) An increase in plant and equipment, net to reflect its fair market value at the date of acquisition.

     (d) An increase to record the excess of purchase price over the fair market value of the net assets as if the acquisition had been consummated on December 31, 1996.

     (e) An increase in long-term assets to reflect the fair market value of the prepaid pension assets using actuarial assumptions consistent with similar Company defined benefit plans, net of the reduction for long-term deferred tax assets not purchased by the Company.

     (f) An increase in debt to reflect the cost of the acquisition. Borrowings were made under the Company's 364-day credit facility which is payable in sixteen quarterly installments beginning on October 1, 1997

     (g) An increase in accrued liabilities to record costs associated with the exit of certain product lines, severance and transaction-related expenses. Also, additional accruals were established for certain environmental, product and warranty liabilities consistent with Company policy for the establishment for such reserves, subject to adjustment should new facts become available about Kysor. Kysor is involved in certain proceedings with respect to environmental matters including sites where Kysor had been identified as a potentially responsible party under federal and state environmental laws and regulations. While the ultimate liability under these matters is subject to many factors, it is not expected to have a material effect on the Company.

     (h)   To record Kuhlman's purchase of the net assets of Kysor.

     (i) An adjustment to general and administrative expenses of $6,153,000 primarily representing general corporate overhead and related costs of Kysor Industrial Corporation that were allocated to Kysor during 1996 and will not continue, partially offset by $952,000 representing the net change in intangible amortization expense resulting from the acquisition.

     (j) An increase to reflect the incremental interest expense associated with the carrying cost of the acquisition debt at the Company's average borrowing rate for the period.

     (k) An increase in taxes on income to reflect the pro forma tax impact of the Kysor acquisition. The increase is the result of the changes that would have occurred in accounting for a foreign net operating loss of Kysor's European operation if the acquisition had occurred on January 1, 1996.

                                                               Exhibit 23.1





                 CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Kuhlman Corp. on Form S-8 (File Nos. 333-26371) of our report dated
February 3, 1997 on our audit of the combined financial statements of Kysor Transportation Products Group as of December 31, 1996 and for the year then ended, which report is included in Amendment No. 1 to Form 8-K/A dated
May 15, 1997.




/s/ COOPERS & LYBRAND L.L.P.


Detroit, Michigan
May 14, 1997